Exhibit 99.1

FOR IMMEDIATE RELEASE

Altaba Files Certificate of Dissolution

NEW YORK, October 4, 2019—(BUSINESS WIRE)—Altaba Inc. (“Altaba” or the “Fund”) (NASDAQ: AABA) today announced that it filed a certificate of dissolution with the Secretary of State of the State of Delaware, as contemplated by the Plan of Complete Liquidation and Dissolution (the “Plan”) previously approved by the Fund’s Board of Directors and stockholders. The certificate of dissolution, which became effective at 4:00 p.m. Eastern Time on October 4, 2019, provides for the dissolution of the Fund under the General Corporation Law of the State of Delaware.

In connection with the filing of the certificate of dissolution, effective as of 4:00 p.m. Eastern Time on October 4, 2019, the Fund closed its stock transfer books and discontinued recording transfers of its common stock, $0.001 par value per share (the “Shares”). Record holders of Shares are no longer able to transfer record ownership of their Shares on the Fund’s stock transfer books, other than transfers by will, intestate succession or operation of law.

The Fund has requested that The Depository Trust Company (“DTC”) maintain records representing the right to receive any post-dissolution liquidating distributions, including transfers of such rights. Consequently, the Fund expects that transfers of such rights will be tracked by DTC. To the extent that a stockholder’s Shares were not held by a DTC participant as of 4:00 p.m. Eastern Time on October 4, 2019, it could be more difficult for such stockholder to transfer such stockholder’s rights to receive any post-dissolution liquidating distributions.

In addition, The Nasdaq Stock Market LLC (“Nasdaq”) halted trading in the Shares on the NASDAQ Global Select Market following the close of regular trading on October 2, 2019. Nasdaq has advised the Fund that trading in the Shares will be indefinitely suspended prior to the opening of trading on the NASDAQ Global Select Market on October 7, 2019, and that Nasdaq will thereafter file with the Securities and Exchange Commission (the “SEC”) a Notice of Removal from Listing and/or Registration on Form 25 to cause the Shares to be delisted. The Fund expects to continue to be registered as an investment company under the Investment Company Act of 1940 (the “1940 Act”) and will file reports in compliance with the 1940 Act and regulations thereunder.

Additional information regarding the Plan and the dissolution process can be found in the Fund’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 17, 2019 (the “Proxy Statement”).

About Altaba

Altaba is an independent, non-diversified, closed-end management investment company registered under the 1940 Act. The Fund’s assets primarily consist of a mix of cash and marketable securities.

Prior to June 16, 2017, Altaba was known as “Yahoo! Inc.” Altaba was created from Yahoo! Inc. after the sale of its operating businesses, at which time Yahoo! Inc. reorganized as an investment company and was renamed Altaba Inc.

Visit www.altaba.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements concerning the Fund’s liquidation and dissolution pursuant to the Plan. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “anticipate,” “estimate,” “project,” “believe,” “intend” or similar expressions are intended to identify forward-looking statements. These statements are not statements of historical facts and do not reflect historical information. Forward-looking statements are subject to numerous risks and uncertainties and actual results may differ materially from those statements. Such risks and uncertainties relate to, among other things: the availability, timing and amount of post-dissolution liquidating distributions; the amounts that will need to be set aside by the Fund; the adequacy of such reserves to satisfy the Fund’s obligations; the ability of the Fund to favorably resolve certain potential tax claims, litigation matters and other unresolved contingent liabilities of the Fund; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; and the incurrence by the Fund of expenses relating to the liquidation and dissolution. Further information regarding the risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking statements are discussed under the section “Risk Factors” in the Proxy Statement, as supplemented. The forward-looking statements included in this document are made only as of the date hereof.

The Fund does not undertake any obligation to update or supplement such forward-looking statements to reflect events or circumstances after the date hereof, except as required by law. Because the Fund is an investment company, the forward-looking statements and projections in this press release are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.